UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

Surgery Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Seven Springs Way, Suite 600

Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2024, Surgery Center Holdings, Inc. (the “Issuer”), a wholly owned subsidiary of Surgery Partners, Inc. (the “Registrant”), completed the issuance and sale of $800.0 million in gross proceeds of the Issuer’s 7.250% senior unsecured notes due 2032 (the “Notes”). The Notes were issued pursuant to an Indenture dated April 10, 2024 (the “Indenture”) among the Issuer, certain subsidiaries of the Issuer, as guarantors (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Notes, which are senior unsecured obligations of the Issuer, will mature on April 15, 2032, and will bear interest at the rate of 7.250% per annum, with interest payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2024. Subject to certain conditions, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at any time prior to April 15, 2027 with the net cash proceeds of certain equity issuances at a price equal to 107.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, subject to the rights of holders of Notes, at any time prior to April 15, 2027, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the relevant Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On and after April 15, 2027, the Issuer may redeem the Notes in whole or in part, at its option, at the redemption prices set forth below (expressed as a percentage of the principal amount of the Notes to be redeemed), plus accrued and unpaid interest to, but excluding, the date of redemption if redeemed during the 12-month period beginning on April 15 of each of the years indicated below:

Year	Percentage
2027	103.625%
2028	101.813%
2029	100.000%

The foregoing descriptions of the Indenture governing the Notes and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text thereof filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the issuance of the Notes, on April 10, 2024, the Issuer effected a satisfaction and discharge of those certain Indentures, dated as of April 11, 2019 (the “2027 Notes Indenture”), among the Issuer, the guarantors party thereto from time to time and the Trustee, governing the Issuer’s 10.000% Senior Notes due 2027 (the “2027 Notes”) and that certain Indenture, dated as of June 30, 2017 (the “2025 Notes Indenture” and together with the 2027 Notes Indenture, the “Existing Indentures”), among the Issuer, the guarantors party thereto from time to time and the Trustee, governing the Issuer’s 6.750% Senior Notes due 2025 (the “2025 Notes” and together with the 2027 Notes, the “Existing Notes”).

Upon the Issuer irrevocably depositing or causing to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Existing Notes for principal of, and interest on the Existing Notes to, but not including, April 25, 2024 (the “Redemption Date”), the Existing Indentures were satisfied and discharged (other than with respect to those provisions of the Existing Indentures that expressly survive satisfaction and discharge). The redemption price in respect of the Existing Notes was equal to 100.000% of such principal amount plus accrued and unpaid interest to, but excluding, the Redemption Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Indenture, dated April 10, 2024, among Surgery Center Holdings, Inc., the Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee.

4.2	Form of 7.250% Notes due 2032 (incorporated by reference to Exhibit 4.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ David T. Doherty
David T. Doherty
Executive Vice President and Chief Financial Officer

Date: April 10, 2024